EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended July 3, 2015

Current Month				Rolling Performance*				Rolling Risk Metrics* (August 2010 – July 2015)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-1.5%	0.1%	-7.1%	5.1%	-4.6%	-2.6%	1.0%	-2.6%	9.9%	-28.6%	-0.2	-0.4
B**	-1.5%	0.1%	-7.4%	4.5%	-5.2%	-3.2%	0.3%	-3.2%	9.9%	-29.9%	-0.3	-0.4
Legacy 1***	-1.5%	0.1%	-6.1%	6.8%	-2.7%	-0.6%	N/A	-0.6%	9.7%	-23.7%	0.0	-0.1
Legacy 2***	-1.5%	0.1%	-6.2%	6.8%	-2.8%	-0.9%	N/A	-0.9%	9.7%	-24.4%	0.0	-0.1
Global 1***	-1.5%	0.1%	-6.0%	7.4%	-2.2%	-0.8%	N/A	-0.8%	9.4%	-21.9%	0.0	-0.1
Global 2***	-1.5%	0.1%	-6.0%	7.3%	-2.4%	-1.0%	N/A	-1.0%	9.4%	-22.4%	-0.1	-0.2
Global 3***	-1.5%	0.1%	-6.8%	5.8%	-3.9%	-2.7%	N/A	-2.7%	9.4%	-26.2%	-0.2	-0.4

S&P 500 Total Return Index****	-1.1%	0.7%	1.9%	9.7%	17.0%	15.9%	7.6%	15.9%	11.7%	-16.3%	1.3	2.4
Barclays Capital U.S. Long Gov Index****	1.0%	-1.3%	-5.8%	4.2%	-0.3%	5.9%	6.3%	5.9%	11.9%	-15.5%	0.5	0.9
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	35%					35%
Energy	6%	Short	Crude Oil	2.0%	Short	6%	Short	Crude Oil	2.0%	Short
			Gasoline Blendstock	1.2%	Long			Gasoline Blendstock	1.2%	Long
Grains/Foods	15%	Long	Soybeans	2.1%	Long	15%	Long	Soybeans	2.1%	Long
			Live Cattle	1.5%	Long			Live Cattle	1.5%	Long
Metals	14%	Short	Gold	5.0%	Short	14%	Short	Gold	5.0%	Short
			Copper	2.4%	Short			Copper	2.4%	Short
FINANCIALS	65%					65%
Currencies	29%	Long $	British Pound	3.9%	Long	29%	Long $	British Pound	3.9%	Long
			Euro	3.4%	Short			Euro	3.4%	Short
Equities	19%	Long	Nasdaq	2.1%	Long	19%	Long	Nasdaq	2.1%	Long
			Nikkei 225	1.9%	Long			Nikkei 225	1.9%	Long
Fixed Income	17%	Long	Eurodollars	2.4%	Long	17%	Long	Eurodollars	2.3%	Long
			U.S. 10-Year Treasury Notes	1.9%	Long			U.S. 10-Year Treasury Notes	1.9%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets finished lower due to a combination of increased U.S. inventories and lower forecasts for global industrial demand.  Natural gas prices rose due to a smaller-than-expected build up in U.S. supplies and due to forecasts for warmer weather.

Grains/Foods
Corn markets surged 9% higher after the U.S. Department of Agriculture reported lower supplies and continued delays planting new crops by U.S. producers.  Sugar markets rose sharply as global commodity investors liquidated short positions prior to quarter-end.  Lean hogs prices also rose, driven by forecasts for stronger demand for U.S. meat products abroad.

Metals
Gold markets fell to a 1-month low due to strength in the U.S. dollar.  Copper markets also finished lower, pressured by ongoing uncertainty surrounding Chinese economic growth and concerns regarding Greece.

Currencies
The U.S. dollar rallied versus global counterparts as better-than-expected jobs data reinforced views the Federal Reserve would raise interest rates in the third quarter.  The euro finished lower as global investors liquidated European positions due to equity market weakness and in anticipation of the Greek referendum.  The Japanese yen strengthened due to increased demand for safe-haven assets amidst turmoil in Europe and concerns regarding China.

Equities	Global equity prices declined sharply as the potential for a Greek debt default weighed heavily on investor sentiment.
Fixed Income
U.S. Treasury markets rallied following upbeat jobs data which signaled a U.S. interest rate hike may be in the near future.  German Bund markets also finished higher, buoyed by increased demand for safe-haven assets.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.